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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                                 AMENDMENT NO. 1
                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                                EKCO GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  DELAWARE                                11-2167167
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)


98 SPIT BROOK ROAD, SUITE 102, NASHUA, NH                     03062
-----------------------------------------                   ---------
 (Address of principal executive offices)                   (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.   / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.   / /

Securities Act registration statement file number to which this Form relates:
___________ (if applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

      Title of each class                        Name of each Exchange on which
      to be so registered                        each class is to be registered
-------------------------------                  ------------------------------
 COMMON STOCK, $.01 PAR VALUE                       AMERICAN STOCK EXCHANGE
PREFERRED SHARE PURCHASE RIGHTS                     AMERICAN STOCK EXCHANGE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         DESCRIPTION OF COMMON STOCK:

         The Registrant incorporates herein by reference the information under "Item 1. Description of Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant on July 21, 1999.

         DESCRIPTION OF PREFERRED SHARE PURCHASE RIGHTS:

         The Registrant incorporates herein by reference the information under "Item 1. Description of Securities to be Registered" contained in Amendment No. 4 to Registrant's Registration Statement on Form 8-A filed by the Registrant on April 9, 1997.

Item 2.  EXHIBITS.


                  (1) Form of Common Stock Certificate (incorporated herein by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A filed on July 21,
                           1999).

                  (2) Restated Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1(i)(a) to Registrant's Annual Report on Form 10-K for the year ended December 31,
                           1995).

                  (3) Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1(ii) to Registrant's Annual Report on Form 10-K for the year ended December 29, 1996).

                  (4) Form of Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1(i)(b) to Registrant's Annual Report on Form 10-K for the year ended December 28, 1997).

                  (5) Amended and Restated Rights Agreement, dated as of March 21, 1997, as amended on August 4, 1999, between EKCO Group, Inc. and American Stock Transfer & Trust Company (filed herewith).





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                          EKCO GROUP, INC.



                          By:  /s/ J. Jay Althoff
                                   ---------------------------------------------
                                   J. Jay Althoff
                                   Vice President, General Counsel and Secretary

Dated:   August 5, 1999








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